Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2016 in the Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Verifyme, Inc. dated April 27, 2016.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania
April 27, 2016